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                                                                    Exhibit 15.1


July 10, 1998
Board of Directors and Shareholders
Archstone Communities Trust

We are aware of the incorporation by reference in the registration statements on Form S-8 (No. 333-31031, 333-31033, 333-31405 and 333-43723) and in the
registration statements on Form S-3 (No. 333-44639, 333-42283 and 333-24035) of Archstone Communities Trust (Archstone) (formerly known as Security Capital Pacific Trust) of our report dated May 1, 1998, relating to the unaudited condensed interim financial statements of Security Capital Atlantic Incorporated (ATLANTIC) that are included in ATLANTIC's Form 10Q for the quarter ended March 31, 1998, which is incorporated by reference in Archstone's
Current Report on Form 8-K dated July 7, 1998 filed with the Securities and Exchange Commission.

Pursuant to Rule 435(c) of the Securities Act of 1933 our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                         /s/ Ernst & Young LLP
                                                             ERNST & YOUNG LLP